UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2014

ORACO RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54472	27-2300414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

189 Brookview Drive, Rochester, NY		14617
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 458-7620

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On May 19, 2014, we dismissed De Joya Griffith, LLC, our independent registered public accounting firm, and engaged Friedman LLP.  The change was approved by the Board of Directors.

De Joya Griffith’s reports on our consolidated financial statements as of December 31, 2011 and 2010, and for the two years then ended and for the period from February 4, 2010 (inception) to December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, although the reports contained an explanatory paragraph relating to our ability to continue as a going concern.

During the two years ended December 31, 2011 and through the date of their dismissal, there were no: (a) disagreements with De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to De Joya Griffith’s satisfaction, would have caused De Joya Griffith to make reference to the subject matter thereof in connection with its reports on our financial statements as of December 31, 2011 and 2010, and for the two years then ended and for the period from February 4, 2010 (inception) to December 31, 2011; or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.

De Joya Griffith has indicated to us that it agrees with the foregoing statements contained in the paragraphs above as they relate to De Joya Griffith and has furnished a letter dated June 2, 2014 to the United States Securities and Exchange Commission to this effect.  A copy of the letter from De Joya Griffith is attached to this Form 8-K as Exhibit 16.1.

During the two years ended December 31, 2013 and through May 19, 2014, neither we nor anyone acting on our behalf consulted with Friedman LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

16.1	Letter from De Joya Griffith, LLC to the United States Securities and Exchange Commission dated June 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

Date: July 1, 2014	By:	/s/ Bradley C. Rosen
Bradley C. Rosen President